As filed with the Securities and Exchange Commission on August 21, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA GENOMICS LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700
(Address and telephone number of registrant’s principal executive offices)

With a copy to:

Rosetta Genomics Inc. 15 Exchange Place, Suite 500 Jersey City, New Jersey 07302 Attn: President (201) 946-0561	Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts, 02111 (617) 542-6000
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share of Common Stock(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	229,661	$3.736	$858,013.50	$33.72

(1)
All of the common stock offered hereby are for the account of a selling stockholder. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional common stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of ordinary shares outstanding.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for the ordinary shares on August 18, 2008, as reported on the Nasdaq Global Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 21, 2008

229,661 Ordinary Shares

ROSETTA GENOMICS LTD.
_______________________

This prospectus relates to the disposition from time to time by the selling shareholder named in this prospectus, or its pledgees, donees, transferees or other successors in interest, who will be named in a prospectus supplement, of up to 229,661 of our ordinary shares. The selling shareholder acquired the ordinary shares that are being registered hereby in a private transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended, on July 22, 2008.

Our ordinary shares are currently listed on the Nasdaq Global Market under the symbol “ROSG.” On August 20, 2008, the last reported sale price of our ordinary shares was $3.81 per share.

The selling shareholder may offer and sell any of the ordinary shares from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling shareholder, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholder. We will pay all registration expenses to be incurred in connection with this offering, except any underwriting discounts and commissions and expenses to be incurred by the selling shareholder for brokerage, accounting, tax or legal services or any other expenses to be incurred by the selling shareholder in disposing of the shares.
_______________________

AN INVESTMENT IN OUR ORDINARYSHARES INVOLVES RISKS. SEE THE
SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.
_______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is                                 , 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 we filed with the Securities Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, the selling shareholder named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the ordinary shares being offered by the selling shareholder and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our common stock.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic and therapeutic products based on a recently discovered group of genes known as microRNAs. MicroRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in regulating protein production. Proteins control most biological processes and thus we believe that microRNAs as their regulators have the potential to form the basis of a novel class of diagnostic tests and therapies for many serious illnesses. We have a four-part business model (each of which is referred to herein as a “Line of Business”) designed to capitalize on a number of different approaches to the development and commercialization of microRNA-based therapies and diagnostics:

(1)
RG Laboratory Tests: Under our “RG Laboratory Tests” Line of Business, we have acquired a CLIA-certified laboratory in the United States so that we can develop and validate our own diagnostic tests applying our microRNA technology and offer diagnostic testing services through our own laboratory. On July 22, 2008 we closed the acquisition of Parkway Clinical Laboratories Inc., or Parkway, a privately-held CLIA-certified lab located in Bensalem, Pennsylvania, for an aggregate purchase price of $2,900,000, consisting of $1,900,000 in cash and $1,000,000 of our ordinary shares (229,661 shares), and an additional contingent payment of $300,000 payable upon the achievement of certain milestones.

(2)
RG Diagnostic Products: Pursuant to our “RG Diagnostic Products” Line of Business, we intend to develop, alone or in conjunction with others, diagnostic products, including in vitro diagnostic test kits applying our microRNA technology. Any such diagnostic product that is developed would fall into the category of FDA-regulated medical devices, and would require FDA approval before we or a collaborator could market such product.

(3)
RG MicroRNA Technology: Pursuant to our “RG MicroRNA Technology” Line of Business, we intend to grant non-exclusive licenses to certain of our microRNA technology to third-party CLIA-certified laboratories, so that they then can use our technology to develop their own diagnostic tests. Under such arrangements we would expect to receive license and/or royalty fees.

(4)	RG Therapeutic Products: Pursuant to our “RG Therapeutic Products” Line of Business, we intend to develop, alone or in conjunction with others, therapeutic products applying our microRNA technology.

With respect to all four Lines of Business, we have decided to focus our initial efforts on cancer and women’s health, as studies have indicated that microRNAs play a role in various types of tumors and a number of different diseases and conditions affecting women’s health, including preeclampsia and pre-term labor.

We developed a discovery process that integrates proprietary computer-based algorithms and customized biological techniques in order to discover and biologically validate microRNAs. To date, we have filed patent applications with claims potentially covering hundreds of biologically validated human microRNAs and dozens of biologically validated viral microRNAs. In 2007, two U.S. patents were issued to us: one claiming a human microRNA gene and the other a microRNA gene encoded by HIV. In addition, we have reached licensing agreements with the three major academic institutions (John Hopkins University, Max Planck Innovation GmbH and The Rockefeller University) that hold a significant number of microRNAs, enabling us to have access to what we believe is the majority of known human and viral microRNAs. In addition, our patent applications cover thousands of genomic sequences that we have identified using our discovery process and believe are potential microRNA candidates.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostic and therapeutic products. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers, diseases and conditions affecting women’s health and infectious diseases. In oncology we are concentrating on lung and respiratory, gastrointestinal, breast, gyneco-oncology, hematology, uro-oncology, and brain cancers. We expect that the first diagnostic tests applying our microRNA technology will be launched as laboratory developed tests, or LDTs, by third-party CLIA-certified clinical laboratories that license our RG MicroRNA Technology and develop their own LDTs and/or by us as RG Laboratory Tests if we are successful in acquiring or opening a CLIA-certified laboratory. We currently expect that the first LDTs utilizing our microRNA technology will focus on:

1. differentiation of squamous from non squamous non-small cell lung cancer;
2. differentiation of mesothelioma from adenocarcinoma; and
3. identification of the origin of the primary tumor of metastases (CUP).

In July 2008, we announced that the first test based on our microRNA technology, differentiation of squamous from non squamous non-small cell lung cancer, which was developed and validated by Columbia University Medical Center, or CUMC, has been approved for clinical use by the New York State Department of Health Clinical Laboratory Evaluation Program. CUMC is finalizing the commercial aspects of this test and will announce its clinical availability to patients nationwide once details are finalized later in 2008.

In non-oncology indications, we are developing diagnostic solutions for women’s health, including tests for early detection of the potential for onset of preeclampsia and pre-term labor in pregnant women. In addition, we are initiating several programs to examine the role of human and viral microRNAs in order to potentially develop treatments for cancer and infectious diseases.

Corporate Information

We were incorporated in Israel on March 9, 2000. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is +972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., a Delaware corporation, is located at 15 Exchange Place, Suite 500, Jersey City, New Jersey 07302-3914, and its telephone number is (201) 946-0561. Rosetta Genomics Inc. serves as our agent for service of process in the United States. Our wholly owned subsidiary, Parkway Clinical Laboratories, Inc., a Pennsylvania corporation. is located at 3494 Progress Drive, Bensalem, Pennsylvania 19020. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

The Offering

Securities offered by the selling shareholder	Up to 229,661 of our ordinary shares.

Use of proceeds	We will not receive any proceeds from the sale of the ordinary shares offered by this prospectus.

Nasdaq Global Market Symbol	ROSG

RISK FACTORS

Investing in our ordinary shares is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2007 (File No. 001-33042), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the our capitalization and indebtedness as of June 30, 2008 (unaudited) on an actual basis and on an as adjusted basis to give effect to the issuance of 229,661 ordinary shares to the selling shareholder on July 22, 2008.

	As of June 30, 2008
	Actual	As Adjusted
	(in thousands, except share and per share data)

Debt:
Current maturities of long-term bank loan	$2	$2
Long-term bank loan	21	21
Total debt	23	23

Shareholders’ equity:
Ordinary shares of NIS 0.01 par value; 17,578,370 authorized, 12,137,642 shares issued and 11,942,271 shares outstanding, actual as of June 30, 2008; 17,578,370 authorized, 12,367,303 shares issued and 12,171,932 shares outstanding, as adjusted	27	28
Additional paid in capital	59,503	60,502
Other comprehensive income	(3)	(3)
Deficit accumulated during the development stage	(43,067)	(43,067)
Total shareholders’ equity	16,460	17,460
Total capitalization and indebtedness	$16,483	$17,483

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on the Nasdaq Global Market on February 27, 2007 under the symbol “ROSG.” Prior to that time, there was no established public trading market for our ordinary shares. The high and low sales prices per share on the Nasdaq Global Market for the periods indicated are set forth below:

	High	Low
Year Ended
December 31, 2007	$10.33	$4.75

Quarter Ended
March 31, 2007	$10.33	$6.20
June 30, 2007	$8.94	$6.30
September 30, 2007	$7.90	$4.95
December 31, 2007	$7.00	$4.75
March 31, 2008	$6.25	$3.41
June 30, 2008	$5.44	$4.00

Month Ended
February 29, 2008	$5.39	$4.71
March 31, 2008	$5.50	$3.41
April 30, 2008	$5.44	$4.00
May 31, 2008	$5.11	$4.05
June 30, 2008	$5.10	$4.09
July 31, 2008	$5.07	$4.00

REASONS FOR THE OFFER AND USE OF PROCEEDS

The ordinary shares being offered by this prospectus are solely for the account of the selling shareholder. We will not receive any proceeds from the sale of these shares by the selling shareholder. We have agreed to bear all expenses relating to the registration of the ordinary shares registered pursuant to the registration statement of which this prospectus is a part. The selling shareholder will pay brokerage fees, selling commission and underwriting discounts, if any, incurred in connection with disposing of the shares pursuant to this prospectus.

SELLING SHAREHOLDER

This prospectus relates to the disposition from time to time of up to 229,661 of our ordinary shares held by the selling shareholder named below. These shares were issued to the selling shareholder pursuant to a Stock Purchase Agreement, dated July 22, 2008, pursuant to which we acquired Parkway Clinical Laboratories Inc., a privately-held CLIA-certified lab, for an aggregate purchase price of $2,900,000, consisting of $1,900,000 in cash and $1,000,000 of our ordinary shares (229,661 shares), and an additional contingent payment of $300,000 payable upon the achievement of certain milestones. Under the stock purchase agreement, we also agreed to register the resale of the ordinary shares that were issued pursuant to this agreement.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our ordinary shares by the selling shareholder as of August 1, 2008. As of August 1, 2008, we had 12,171,932 ordinary shares outstanding The information is based in part on information provided by or on behalf of the selling shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares, as well as any shares as to which the selling shareholder has the right to acquire beneficial ownership within sixty (60) days after August 1, 2008 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. Unless otherwise indicated below, the selling shareholder has sole voting and investment power with respect to the shares.

	Ordinary Shares Beneficially Owned Prior to the Offering			Number of Ordinary Shares	Shares of Common Stock Beneficially Owned Following the Offering(1)
Name	Number of Shares		Percent (%)	Offered Hereby	Number of Shares	Percent (%)
Raza Bokhari, M.D. (2)	229,661	(3)	1.9%	229,661	0	-
___________
(1)
We do not know when or in what amounts the selling shareholder may offer shares for sale. The selling shareholder might not sell any or all of the shares offered by this prospectus. Because the selling shareholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholder.

(2)	Pursuant to an employment agreement dated July 22, 2008, Dr. Bokhari serves as our Chief Development Officer.

(3)
Does not include 119,354 ordinary shares issuable upon the exercise of an option granted to Dr. Bokhari on July 22, 2008, which vests as to 25% of the shares on each of the first, second, third and fourth anniversary dates of the date of grant.

PLAN OF DISTRIBUTION

The selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with a selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the ordinary shares or interests therein, a selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. A selling shareholder may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. A selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, a selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares. We will make copies of this prospectus available to each selling shareholders and will informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Yigal Arnon & Co., Jerusalem, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. at December 31, 2006 and 2007, for the three years in the period ended December 31, 2007 and for the period from March 9, 2000 (date of inception) to December 31, 2007, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2007, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described our Annual Report on Form 20-F for the fiscal year ended December 31, 2007 and in our Reports on Form 6-K filed under the Exchange Act and incorporated by reference herein, no reportable material changes have occurred since December 31, 2007.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$33.72
Legal fees and expenses*	10,000.00
Accounting fees and expenses*	5,000.00
Miscellaneous*	966.28
Total*	$16,000.00
__________
*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2007, filed on June 26, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on May 28, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on July 29, 2008 (File No. 001-33042);

•	Report on Form 6-K filed on August 19, 2008 (File No. 001-33042); and

•	the description of our common stock contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F and current reports on Form 6-K filed by us shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Tami Fishman Jutkowitz
General Counsel
Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, as amended, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Securities Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Securities Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Securities Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Securities Exchange Act. However, we anticipate filing with the SEC, within 180 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any document we file or furnish with the SEC at reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the foreign court is not prohibited by law from enforcing judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments and the enforcement of the civil liabilities are not contrary to the law, public policy, security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel.

We have irrevocably appointed our wholly-owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided a provision authorizing such indemnification is contained in its articles of association. Our articles of association contain such an authorization. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on or incurred by him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events which in the opinion of the board of directors can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria. In addition, a company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) either (A) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, (B) if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

•	a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care to the company or to a third party; and

•	a financial liability imposed on the office holder in favor of a third party.

An Israeli company may not indemnify or insure an office holder against any of the following:

•	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by our audit committee and our board of directors and, in respect of our directors, by our shareholders.

Our articles of association allow us to indemnify and insure our office holders to the fullest extent permitted by the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy. As of the date of this offering, no claims for directors and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our directors or officers in which indemnification is sought.

We have entered into agreements with each of our directors and certain executive officers undertaking to indemnify them to the fullest extent permitted by law, including with respect to liabilities resulting from this offering. This indemnification will be limited to events determined as foreseeable by the board of directors based on the company’s activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

Item 9. Exhibits

Exhibit Number	Description of Document
5.1	Opinion of Yigal Arnon & Co.

10.1	Stock Purchase Agreement, dated as of July 22, 2008, by and among Rosetta Genomics Ltd., Rosetta Genomics Inc., Parkway Clinical Laboratories, Inc. and Dr. Raza Bokhari.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Yigal Arnon & Co. (included in Exhibit 5.1 to this registration statement on Form F-3).

24.1	Power of Attorney (included on signature page).

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on August 21, 2008.

ROSETTA GENOMICS LTD.

By:	/s/ Amir Avniel
Amir Avniel, Chief Executive Officer and
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Amir Avniel and Tami Fishman Jutkowitz, and each of them acting singly, as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this registration statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on August 21, 2008

Signature	Title(s)	Date

/s/ Amir Avniel	Chief Executive Officer and President	August 21, 2008
Amir Avniel	(principal executive officer)

/s/ Tamir Kazaz	Chief Financial Officer	August 21, 2008
Tamir Kazaz, CPA	(principal financial and accounting officer)

/s/ Yoav Chelouche	Chairman of the Board	August 21, 2008
Yoav Chelouche

Director
Isaac Bentwich, M.D.

/s/ Gerald Dogon	Director	August 21, 2008
Gerald Dogon

Director
Nathan Hod

/s/ Prof. Moshe Many	Director	August 21, 2008
Prof. Moshe Many, M.D.

/s/ Joshua Rosensweig	Director	August 21, 2008
Joshua Rosensweig

/s/ Simcha Sadan	Director	August 21, 2008
Simcha Sadan, Ph.D.

/s/ Tali Yaron-Eldar	Director	August 21, 2008
Tali Yaron-Eldar

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this registration statement on August 21, 2008.

ROSETTA GENOMICS INC.

By:	/s/ Amir Avniel
Amir Avniel, Chief Executive Officer and President